Exhibit 10.45

EXECUTION VERSION

AMENDMENT NO. 2

to

FINANCE AGREEMENT

between

TETRA4 PROPRIETARY LIMITED

and

UNITED STATES INTERNATIONAL DEVELOPMENT FINANCE CORPORATION

Dated as of April 28, 2020

DFC/9000083212

AMENDMENT NO. 2 TO FINANCE AGREEMENT

THIS AMENDMENT NO. 2 TO FINANCE AGREEMENT, dated as of April 28, 2020 (this “Amendment”), is made between TETRA4 PROPRIETARY LIMITED, a limited liability company duly registered and validly existing under the laws of the Republic of South Africa (the “Borrower”), and the UNITED STATES INTERNATIONAL DEVELOPMENT FINANCE CORPORATION, an agency of the United States of America (“DFC”).

WHEREAS, the Borrower and the Overseas Private Investment Corporation (“OPIC”) entered into a Finance Agreement, dated as of August 20, 2019 (“Original Finance Agreement”);

WHEREAS, DFC, as successor in interest to OPIC pursuant to the Better Utilization of Investments Leading to Development Act of 2018, 22 U.S.C. §§9601 et seq. succeeded to all of OPIC’s rights and interest in the Original Finance Agreement;

WHEREAS, the Borrower and DFC entered into an Amendment No. 1 to Finance Agreement, dated as of March 30, 2020 (“Amendment No. 1”, and the Original Finance Agreement as amended by Amendment No. 1, the “Finance Agreement”), which provided, inter alia, additional time to the Borrower to enter into the Second Disbursement Lease;

WHEREAS, the Borrower has requested further additional time to enter into the Second Disbursement Lease and flexibility to pursue alternative routes for the Gas Gathering System in the event that it is not commercially reasonable to enter into the Second Disbursement Lease prior to the extended deadline;

WHEREAS, the Borrower and DFC would like to confirm and clarify the original intention of the parties hereto to include the drilling and connection to the Gas Gathering System of the New Phase I Wells (as defined herein) in the scope and definition of the Project; and

WHEREAS, DFC and the Borrower have agreed to make such amendments.

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Finance Agreement, except that any references to OPIC shall be construed to mean DFC as the context requires.

SECTION 2. AMENDMENT. The following amendments to the Finance Agreement are made pursuant to Section 9.06 of the Finance Agreement, such amendments to be in effect as of the date hereof:

2.1
New Definitions. The following defined terms are hereby inserted into Schedule X so as to appear in alphabetical order with the other defined terms included in Schedule X:

“Alternative Route” means either (i) Route B, or (ii) Route C.

“Alternative Route Consent” means any Consent that is (i) required by any relevant Government Authority, or (ii) which is, in the opinion of legal counsel to DFC, necessary or advisable, in order to construct, operate, or maintain the Gas Gathering System across an Alternative Route chosen by the Borrower, including any amendment to the Cluster 1 Environmental Authorisation issued to the Borrower on September 21, 2017 pursuant to the National Environmental Management Act (NEMA, Act No. 107 of 1998) and the National Environmental Management: Waste Act (NEM:WA, Act No. 59 of 2008).

“Alternative Route Leases” means either (i) in the event that the Borrower chooses to construct the Gas Gathering System across Route B, the Route B Leases; or (ii) in the event that the Borrower chooses to construct the Gas Gathering System across Route C, the Route C Leases.

“Existing Phase I Wells” means the twelve (12) existing wells specified in Schedule Y.

“New Phase I Wells” means any and all of the up to seven (7) additional inclined wells to be identified and drilled by the Borrower utilizing funds allocated to the drilling and connection of new wells in the Base Case Financial Model and included in the Project Costs and Financing Plan.

“Route B” means an alternative route for the Gas Gathering System that includes a 4.65 km segment that traverses the following seven (7) properties: (i) Ptn RE Mond van Doornrivier No. 38; (ii) Ptn RE Helpmekaar No. 47; (iii) Ptn 1 Helpmekaar No. 47; (iv) Ptn 7 Annex Glen Ross No 562; (v) Ptn 6 Annex Glen Ross No 562; (vi) Ptn 5 Annex Glen Ross No 562; and (vii) Ptn 1 Kalkoenkrans No 225.

“Route B Leases” means leases for the following properties with the following counterparties:

Property	Counterparty
Ptn RE Helpmekaar No. 47	Stilte Trust
Ptn 1 Helpmekaar No. 47	Stilte Trust
Ptn 7 Annex Glen Ross No 562	Gerhard Prinsloo
Ptn 5 Annex Glen Ross No 562	Jacobs Family Trust

“Route C” means an alternative route for the Gas Gathering System that includes a 4.88 km segment that traverses the following four (4) properties: (i) Ptn RE Mond van Doornrivier No. 38; (ii) Ptn 1 Helpmekaar No. 47; (iii) Ptn 7 Annex Glen Ross No 562; and (iv) Ptn 1 Kalkoenkrans No 225.

“Route C Leases” means leases for the following properties with the following counterparties:

Property	Counterparty
Ptn 1 Helpmekaar No. 47	Stilte Trust

Ptn 7 Annex Glen Ross No 562	Gerhard Prinsloo

“Third Disbursement Lease” means any land use agreement that is provided to DFC in connection with the full satisfaction of the condition precedent in Section 5.16.

2.2
Amended Definitions. The following terms defined in Schedule X are hereby deleted in their entirety and replaced with the following:

“Basic Commitment” means OPIC’s commitment to lend an amount up to $32,500,000 less (a) the portion thereof that pursuant to Section 2.06(b) has been canceled or has been deemed canceled, and (b) any amounts disbursed pursuant to Section 2.01.

“Contingency Commitment” means OPIC’s commitment to lend an amount up to

$7,500,000 less (a) the portion thereof that pursuant to Section 2.06(b) has been canceled or has been deemed canceled, and (b) any amounts disbursed pursuant to Section 2.01.

“Gas Gathering System” means the infrastructure required to gather gas from the Existing Phase I Wells and to transport the collected gas to the feed to the Liquefaction Plant, including the (i) infield pipelines and trunkline, (ii) valves, (iii) compressors, (iv) communications systems, (v) roads, condensate and water handling and disposal infrastructure, (vi) security infrastructure, (vii) fencing and gates, and (viii) any other infrastructure contemplated in Schedule Y within the circle labeled “EPC-Gas Gathering”.

“Land Use Agreements” means each of the agreements and instruments identified in (i) Schedule 4.01(c)(iii), (ii) the Land Bank Deed of Sale, and (iii) any Alternative Route Lease that has been provided to DFC in connection with the full satisfaction of the condition precedent in Section 5.16.

“Phase I Wells” means (i) Existing Phase I Wells, and (ii) New Phase I Wells.

“Project” means the first phase of the development and commercialization of a 36.4 billion standard cubic feet (“bcf”) natural gas and 0.87 bcf helium field gas field in Virginia, South Africa comprised of: (i) the development and construction of the Gas Gathering System,

(ii) the development, construction, and installation of the Liquefaction Plant; and (iii) the drilling and environmental provisioning of the New Phase I Wells and the connection of the New Phase I Wells to the Gas Gathering System.

2.3
Replacement of Second Disbursement Lease. All references to “Second Disbursement Lease” in the Finance Agreement are hereby deleted and replaced by references to “DPW Lease”.
2.3
Project Cost and Completion Representation for New Phase I Wells. Section 3.01(l) of the Finance Agreement is hereby amended by inserting “and, for the avoidance of doubt, the cost of drilling the New Phase I Wells and connecting the New Phase I Wells to the Gas Gathering System” after “including contingencies” in the first parenthetical.
2.4
Project Documents. The introductory paragraph of Section 4.01(c) of the Finance Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Certified copies of the following documents (together with the Balance of Plant Contract and the Third Disbursement Lease to be entered into and any other contract as described in subsections (iv) below required for the construction or operation of the Project that is entered into by the Borrower subsequent to the date hereof, the “Project Documents”):”

2.5
Conditions Precedent to Each Disbursement; Additional Conditions to Disbursement of the Contingency Commitment. The introductory paragraph of Article V of the Finance Agreement is hereby deleted in its entirety and replaced with the following:

“Unless DFC otherwise agrees in writing, the obligation of DFC to make each Disbursement (including the first Disbursement) is subject to the prior fulfillment, to DFC’s satisfaction in its sole discretion, of the following conditions precedent as of the date that is ten (10) days prior to such Closing Date and to their continued fulfillment on such Closing Date; provided that the conditions precedent in: (i) Section 5.15 and 5.16 need only be satisfied with respect to the third Disbursement pursuant to Section 2.01; and

(ii) Section 5.13 and Section 5.17 need only be satisfied with respect to the second Disbursement:”

2.6
Independent Engineer Certificate. Section 5.11 of the Finance Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 5.11. Independent Engineer Certificate; Site Visit.

DFC shall have received from the Independent Engineer a certificate in the form of Exhibit X and otherwise in form and substance satisfactory to OPIC, which certificate, for the third Disbursement only, shall reflect a Site visit by the Independent Engineer on a date that is no more than 60 days prior to the date of the certificate, unless such Site visit is waived by DFC in its absolute discretion.”

2.7
Site Condition Precedent. Section 5.16 of the Finance Agreement is hereby deleted and replaced in its entirety with the following:

“SECTION 5.16. Site.

DFC shall have received either:

(i)
a Certified copy of the DPW Lease executed by the parties thereto in form and substance reasonably acceptable to DFC; or
(ii)
(A) Certified copies of the Alternative Route Leases in form and substance reasonably acceptable to DFC;
(B)
Certified copies of all Alternative Route Consents; and
(C)
evidence satisfactory to DFC and the Independent Engineer that, notwithstanding the change of route for the Gas Gathering System to an Alternative Route, the Borrower has funds sufficient to cover any increase in Project Costs to those costs shown on the Project Costs and Financing Plan that are related to such change of route and to achieve Project Completion, taking into account: (1) the receipt by the Borrower of any additional cash equity contributions or proceeds under Sponsor shareholder loans fully subordinated to the Loan on terms satisfactory to DFC, (2) any remaining unfunded Commitment (including the Contingency Commitment), and (3) any other source of funds that DFC chooses to take into account in its absolute discretion.”

2.8
Additional Project Documents. Section 6.13 of the Finance Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 6.13. Additional Project Documents.

(a)
The Borrower and EPCM Bonisana Proprietary Limited shall enter into the Balance of Plant Contract and the Borrower shall cause the related Construction Contract Guarantees to be issued, in each case, by no later than the earlier to occur of (i) the second Closing Date or (ii) March 31, 2020 on the terms and conditions set forth in the BOP Term Sheet and otherwise on terms reasonably satisfactory to DFC.
(b)
No later than November 15, 2020, the Borrower shall have satisfied the condition precedent in Section 5.16.
(c)
The Borrower shall promptly deliver to DFC a Certified copy of any other Project Document entered into after the first Closing Date, or any amendment to any Project Document pursuant to Section 7.03 which Project Document or amendment shall be in form and substance satisfactory to OPIC.”

SECTION 3. MISCELLANEOUS.

3.1
Reference. Upon the due execution and delivery of this Amendment by the parties hereto, on and after the date hereof each reference in the Finance Agreement to “this Agreement”, “hereunder”, “hereof”, and “herein” shall mean and be a reference to the Finance Agreement, as amended hereby.

3.2
Limited Effect. Except as specifically amended above, the Finance Agreement shall remain in full force and effect and is hereby ratified and confirmed.

3.3
No Waiver. The execution, delivery, and effectiveness of this Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed to (a) be a consent to any waiver or modification of any other term or condition of the Finance Agreement or any of the instruments or documents referred to therein, (b) create, or be evidence of, alone or taken with any consent to, waiver or modification of, or other amendment of the provisions of the Finance Agreement or any of the instruments or documents referred to therein, a course of conduct, or (c) prejudice any right or rights which DFC may now have or may have in the future under or in connection with the Finance Agreement or any of the instruments or documents referred to therein.

3.4
Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
3.5
Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in an electronic format (including .pdf, .tif, and .jpeg file format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, 15 U.S.C. §§ 7001 to 7006, 7021, 7031; the New York State Electronic Signatures and Records Act, NY State Tech. Law § 301; or any other similar state laws based on the Uniform Electronic Transactions Act.

3.6
Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
3.7
Severability. In case any provision in, or obligation under, this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed and delivered on its behalf by its Authorized Officer as of the date first above written.

TETRA4 PROPRIETARY LIMITED

By: /s/ Stefano Marani

Name: Stefano Marani

Title: CEO

U.S. INTERNATIONAL DEVELOPMENNT FINANCE CORPORATION

By: /s/ Carla Chissell

Name: Carla Chissell

Title: Director, Asset Management